EXHIBIT 10.42

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT
BETWEEN THOMAS W. BISHOP AND URS CORPORATION

WHEREAS, Thomas W. Bishop (the “Employee”) and URS Corporation (the “Company”) entered into an Employment Agreement effective as of June 1, 2011 (the “Employment Agreement”); and

WHEREAS, the Employee and the Company wish to amend the Employment Agreement to modify certain provisions in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the Employment Agreement is amended effective as of [__________, 2012], as follows:

A.                Section 6(c) of the Employment Agreement hereby is amended in its entirety to read as follows:

(c)           Change in Control Payment and Severance Benefits.  If, during the term of the Employee’s employment under this Agreement and within one year after the occurrence of a Change in Control, either (i) the Employee voluntarily resigns his employment for Good Reason or (ii) the Company terminates the Employee’s employment for any reason other than Cause or Disability and (iii) such termination of employment is a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then the Employee shall be entitled to receive a severance payment from the Company (the “Change in Control Payment”) and in addition shall be entitled to Severance Benefits in accordance with Section 7(a)(ii).  No Change in Control Payment shall be made in case of termination of employment of the Employee by reason of resignation of the Employee other than for Good Reason, death of the Employee, or any other circumstance not specifically and expressly described in the immediately preceding sentence.  The Change in Control Payment shall be in an amount determined under Section 6(d) below and shall be made in a lump sum within ninety (90) days following the Employee’s Separation from Service; provided, however, that (i) if such ninety (90)-day period begins in one taxable year and ends in a second taxable year, such payment shall be made in the second taxable year, (ii) if the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) at the time of such Separation from Service, the Change in Control Payment shall be made in a lump sum on the date that is six (6) months and one (1) day following the date of such Separation from Service and (iii) in all cases, such payment shall be conditioned upon the Employee’s release becoming effective in accordance with its terms as described in Section 8.  The Change in Control Payment shall be (i) reduced by an amount equal to the Annual Target Bonus to the extent an annual bonus is due to the Employee under the Company’s applicable annual bonus plan at the time of the employment termination but has not yet been paid, (ii) in lieu of any further accrual of benefits under Sections 4 and 6 with respect to periods subsequent to the date of the employment termination and (iii) in lieu of any entitlement to a Severance Payment (as defined in Section 7(a)(i) below).  In addition, at the time of the employment termination, the Company shall pay to the Employee all accrued and unpaid vacation.

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B.                Section 7(a)(i) of the Employment Agreement hereby is amended in its entirety to read as follows:

(i)         The Company shall pay an amount (“Severance Payment”) in a lump sum equal to one hundred percent (100%) of the Employee’s Base Compensation as in effect on the date of employment termination.  The Severance Payment shall be paid within ninety (90) days following the Employee’s Separation from Service; provided, however, that (i) if such ninety (90)-day period begins in one taxable year and ends in a second taxable year, such payment shall be made in the second taxable year, (ii) if the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such Separation from Service, the Severance Payment shall be made in a lump sum on the date that is six (6) months and one (1) day following the date of such Separation from Service and (iii) in all cases, such payment shall be conditioned upon the Employee’s release becoming effective in accordance with its terms as described in Section 8.  In addition, at the time of the employment termination, the Company shall pay to the Employee all accrued and unpaid vacation.

Except as amended as provided above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this First Amendment to the Employment Agreement, as of the day and year first above written.

Thomas W. Bishop

Thomas W. Bishop

URS Corporation, a Delaware corporation

By:
Name:
Title:

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